Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2012

The following Unaudited Pro Forma Condensed Combined Statement of Operations of AmeriGas Partners, L.P. and subsidiaries (“AmeriGas Partners”) for the year ended September 30, 2012 has been prepared to give effect as of October 1, 2011 to the January 12, 2012 acquisition by AmeriGas Partners (the “Heritage Acquisition”) of substantially all of the retail propane distribution businesses of Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), comprising the operations of Heritage Operating, L.P. (“HOLP”) and Titan Energy Partners, L.P. (“Titan,” and, together with HOLP, “Heritage Propane”) and their respective general partners and subsidiaries, pursuant to a Contribution and Redemption Agreement, as amended (the “Contribution Agreement”), between ETP, Energy Transfer Partners GP, L.P., a Delaware limited partnership and general partner of ETP (“ETP GP”), and Heritage ETC, L.P., a Delaware limited partnership (the “Heritage Contributor”), in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations.” In accordance with the Contribution Agreement, AmeriGas Partners acquired the partner interests in HOLP and Titan and their respective general partner interests and subsidiaries, in exchange for 29,567,362 AmeriGas Partners common units and a cash distribution to ETP of approximately $1.47 billion (after adjustments in accordance with the Contribution Agreement for working capital, cash and the amount of indebtedness of HOLP outstanding, and certain excess proceeds resulting from ETP’s sale of HOLP’s former cylinder exchange business). The limited partner interests of AmeriGas Partners are referred to herein as “Common Units.” AmeriGas Partners financed the cash distribution with the proceeds from the issuance of $1.55 billion face amount of senior notes issued by AmeriGas Partners’ finance subsidiaries, AmeriGas Finance, LLC and AmeriGas Finance Corp., which are unconditionally guaranteed by AmeriGas Partners.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2012 does not purport to represent what the results of operations of AmeriGas Partners would have been if the Heritage Acquisition had occurred on October 1, 2011, nor does it purport to project the results of operations of AmeriGas Partners for any future period.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2012 was prepared by combining AmeriGas Partners’ audited Consolidated Statement of Operations for the year ended September 30, 2012 with HOLP and Titan’s unaudited statement of operations data for the three months ended December 31, 2011 and statement of operations data for the period from January 1, 2012 to January 11, 2012 (the “Stub Period”), to give effect to the Heritage Acquisition as though it had occurred on October 1, 2011. The pro forma adjustments only give effect to events that are (1) directly attributable to the Heritage Acquisition; (2) factually supportable; and (3) expected to have a continuing effect on the combined results. The Unaudited Pro Forma Adjustments do not give effect to any potential cost savings or other operating efficiencies from the integration of Heritage Propane with the operations of AmeriGas Partners relating to the period prior to the Heritage Acquisition. AmeriGas Partners’ historical amounts for the year ended September 30, 2012 were derived from the audited financial statements included in the Annual Report on Form 10-K filed by AmeriGas Partners on November 21, 2012 with the U.S. Securities and Exchange Commission (“SEC”).

The unaudited statement of operations data of HOLP and Titan for the three months ended December 31, 2011 was derived from data in the HOLP and Titan Audited Combined Statement of Operations for the twelve months ended December 31, 2011 included herein and excluding data in the HOLP and Titan Unaudited Combined Statement of Operations for the nine months ended September 30, 2011, which AmeriGas Partners included in a Current Report on Form 8-K filed on January 4, 2012.

The unaudited statement of operations data of HOLP and Titan for the Stub Period was derived from data in internal financial reports for HOLP and Titan.

You should read the following Unaudited Pro Forma Condensed Combined Statement of Operations in conjunction with the combined statements of HOLP and Titan, included in this Form 8-K, along with AmeriGas Partners’ financial statements and accompanying notes included in its prior SEC filings.

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED SEPTEMBER 30, 2012

(DOLLARS IN THOUSANDS)

	Historical AmeriGas Partners (2)	Combined Heritage and Titan for the period October 1, 2011 through December 31, 2011 (2)	Combined Heritage and Titan for the period January 1, 2012 through January 11, 2012 (2)	Reclassifications (3)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Propane	$2,677,631	$401,217	$65,108	$—	$—		$3,143,956
Other	243,985	31,702	4,220	—	—		279,907

	2,921,616	432,919	69,328	—	—		3,423,863

Costs and expenses:
Cost of sales—propane (excluding depreciation shown below)	1,642,658	254,385	43,010	—	—		1,940,053
Cost of sales—other (excluding depreciation shown below)	77,071	6,539	991	—	—		84,601
Operating and administrative expenses	888,693	100,977	12,977	—	(5,252	)(4)	997,395
Depreciation and amortization	169,123	20,803	2,128	—	3,320	(5)	195,374
Other income, net	(26,521)	—	—	975	—		(25,546)

	2,751,024	382,704	59,106	975	(1,932)		3,191,877

Operating income	170,592	50,215	10,222	(975)	1,932		231,986
Loss on extinguishments of debt	(13,349)	—	—	—	—		(13,349)
Gains (losses) on disposals of assets	—	326	(1,744)	1,418	—		—
Other income, net	—	443	—	(443)	—		—
Interest expense	(142,641)	(1,756)	(199)	—	(30,778	)(6)	(175,374)

Income before income taxes	14,602	49,228	8,279	—	(28,846)		43,263
Income tax expense	(1,931)	(2,821)	(170)	—	—		(4,922)

Net income	12,671	46,407	8,109	—	(34,098)		38,341
Less: net income attributable to noncontrolling interest	(1,646)	—	—	—	(570	)(7)	(2,216)

Net income attributable to AmeriGas Partners, L.P.	$11,025	$46,407	$8,109	$—	$(29,416)		$36,125

General partner’s interest in net income attributable to AmeriGas Partners, L.P.	$13,119						$14,155

Limited partners’ interest in net income attributable to AmeriGas Partners, L.P.	$(2,094)						$21,970

Income per limited partner unit—basic and diluted
Basic	$(0.11)						$0.22

Diluted	$(0.11)						$0.22

Average limited partner units outstanding (thousands):
Basic	81,433				8,057	(8)	89,490

Diluted	81,433				8,116	(8)	89,549

See accompanying notes to unaudited proforma condensed combined statement of operations for the year ended September 30, 2012.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2012

(dollars in thousands)

Note 1. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2012 of AmeriGas Partners, L.P. and subsidiaries (“AmeriGas Partners”) has been prepared to give effect as of October 1, 2011 to the January 12, 2012 (the “Acquisition Date”) acquisition by AmeriGas Partners (the “Heritage Acquisition”) of substantially all of the retail propane distribution businesses of Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), comprising substantially all of the operations of Heritage Operating, L.P. (“HOLP”) and Titan Energy Partners, L.P. (“Titan,” and, together with HOLP, “Heritage Propane”) and their respective general partners and subsidiaries, pursuant to a Contribution and Redemption Agreement, as amended (the “Contribution Agreement”), between ETP, Energy Transfer Partners GP, L.P., a Delaware limited partnership and general partner of ETP, and Heritage ETC, L.P., a Delaware limited partnership (the “Heritage Contributor”), in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations.” In accordance with the Contribution Agreement, AmeriGas Partners acquired the partner interests in HOLP and Titan and their related general partners and subsidiaries, in exchange for 29,567,362 AmeriGas Partners Common Units and a cash distribution to ETP of $1,472,199 after adjustments in accordance with the Contribution Agreement for working capital, cash and the amount of indebtedness of HOLP outstanding, and certain excess proceeds resulting from ETP’s sale of HOLP’s former cylinder exchange business (“HPX”). It has been assumed for purposes of the Unaudited Pro Forma Condensed Combined Statement of Operations that the Heritage Acquisition occurred on October 1, 2011.

In addition, prior to the consummation of the Heritage Acquisition, HOLP transferred its interests in the net assets of HOLP’s HPX to Heritage Express Propane, LLC (“HEP”), an indirect wholly owned subsidiary of ETP. References to Heritage Propane herein exclude the HPX business. AmeriGas Partners financed the cash distribution to ETP in connection with the Heritage Acquisition with proceeds from the issuance of $550,000 face value of 6.75% senior notes due 2020 and $1,000,000 face value of 7.00% senior notes due 2022 issued by AmeriGas Partners’ finance subsidiaries, AmeriGas Finance, LLC and AmeriGas Finance Corp. and unconditionally guaranteed by AmeriGas Partners (“AmeriGas Partners Senior Notes”).

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2012 does not include any adjustments to give effect to any potential cost savings or operational efficiencies from the Heritage Acquisition relating to periods prior to the Heritage Acquisition. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2012 is not necessarily indicative of the operating results that would have occurred had the Heritage Acquisition been completed on October 1, 2011, nor is it necessarily indicative of future operating results. The Unaudited Pro Forma Condensed Combined Statement of Operations does not reflect any adjustment associated with HPX because any adjustment would not be material.

Note 2. These columns represent the historical results of operations of AmeriGas Partners, HOLP and Titan. AmeriGas Partners’ consolidated statement of operations for the fiscal year ended September 30, 2012 was derived from information provided in AmeriGas Partners’ Annual Report on Form 10-K filed with the SEC on November 21, 2012. The unaudited combined statement of operations data of HOLP and Titan for the three months ended December 31, 2011 was derived by subtracting data in the unaudited combined statement of operations of HOLP and Titan for the nine months ended September 30, 2011 from data in the audited combined statement of operations of HOLP and Titan for the twelve months ended December 31, 2011. The unaudited combined statement of operations of HOLP and Titan for the nine months ended September 30, 2011 was included in a Current Report on Form 8-K filed by AmeriGas Partners on January 4, 2012. The unaudited statement of operations data of HOLP and Titan for the period from January 1, 2012 through January 11, 2012 was derived from financial data in internal financial reports for HOLP and Titan.

Note 3. Reflects reclassifications of amounts included on HOLP and Titan’s statements of operations data to conform to AmeriGas Partners’ presentation.

Note 4. Reflects the removal of transaction costs associated with the Heritage Acquisition.

Note 5. Reflects pro forma adjustments to depreciation and amortization expense as follows:

Eliminate historical depreciation and amortization expense of Heritage Propane	$(22,931)
Depreciation and amortization expense:
Depreciation expense on property, plant and equipment (2 to 30 years)	17,613
Amortization expense of customer relationship and non compete intangibles (up to 15 years)	8,638

$3,320

Note 6. Reflects pro forma adjustment to interest expense as follows:

Interest on AmeriGas Partners Senior Notes	$29,949
Amortization of debt issuance costs	829

$30,778

The pro forma adjustment to interest expense includes interest expense from the issuance of $550,000 face value of 6.75% of AmeriGas Partners Senior Notes due 2020 and $1,000,000 face value of 7.00% AmeriGas Partners Senior Notes due 2022 and amortization of associated debt issuance costs.

Note 7. To adjust income attributable to noncontrolling interest to reflect the impact of the Heritage Acquisition.

Note 8. To reflect the effects on average limited partner units outstanding from the issuance of 29,567,362 AmeriGas Partners Common Units to ETP in conjunction with the Heritage Acquisition and the contribution of a combined 934,327 AmeriGas Partners Common Units by AmeriGas GP to AmeriGas Partners and AmeriGas OLP in order to maintain its 1% and 1.01% general partner interests in AmeriGas Partners and AmeriGas OLP, respectively. In addition, because the pro forma adjustments result in net income attributable to AmeriGas Partners, the average diluted limited partner units outstanding were adjusted to reflect the effects of Common Unit awards under incentive compensation plans.

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